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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8, No. 333-85300 pertaining to the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as Amended, and the Registration Statement on Form S-8, No. 333-61602 pertaining to the American Bank Note Holographics, Inc. 1998 Stock Incentive Plan, as Amended; the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan; the Option Agreement between Dr. Stephen Benton and American Bank Note Holographics, Inc., dated July 20, 1998; and the Option Agreement between Mr. Russell Lacoste and American Bank Note Holographics, Inc., dated October 11, 1999, of American Bank Note Holographics, Inc. of our report dated March 5, 2004, with respect to the financial statements and schedule of American Bank Note Holographics, Inc., as of and for the years ended December 31, 2003 and 2002, included in American Bank Note Holographics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP
New York, New York March 16, 2004

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CONSENT OF INDEPENDENT AUDITORS